INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The McClatchy Company on Form S-8 of our report dated February 20, 1998, appearing in the Annual Report on Form 10-K of The McClatchy Company (formerly McClatchy Newspapers, Inc.) for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP

July 22, 1998
Sacramento, California